EXHIBIT A
                                                                       ---------

                        MELLON TRUST OF DELAWARE NA TTEE,
                          EMERGING MARKETS COUNTRY FUND



                                                                    July 1, 2005

VIA HAND DELIVERY
-----------------

Mr. Bruce Rosenblum Secretary of The Korea Fund, Inc.
c/o Deutsche Investment Management Americas Inc.
345 Park Avenue
New York, New York 10154


RE:   THE KOREA FUND, INC.: NOMINATION OF DIRECTORS
---   ---------------------------------------------


Dear Mr. Rosenblum,

         In accordance with Section 2.11 of the Restated By-Laws of The Korea Fund, Inc. (the "Fund"), Mellon Trust of Delaware NA TTEE, Emerging Markets Country Fund ("Mellon"), as the record holder of shares of the Fund's Common Stock, hereby notifies you of its intent to appear in person or by proxy to nominate the following persons for election as Directors at the Fund's 2005 Annual Meeting of Stockholders.

1.       Timothy Roy Henry Kimber

2.       Donald William Henry McCowan

         Annex A hereto sets forth information concerning each such nominee that is required to be included in this notice pursuant to Section 2.11 of the Fund's By-Laws except as set forth in Annex A, no other information regarding the nominees pursuant to Regulation 14A promulgated under the Securities Act 1934.

         Mellon is the record owner of 500,000 shares of the Fund's Common Stock as of the date hereof. Mellon's address is 4005 Kennett Pike, Suite 250, Greenville, DE 19807. Emerging Markets Country Fund ("GEM") is the beneficial holder of 1,232,904 shares of the Fund's Common Stock as of the date hereof (including the 500,000 shares held in the name of Mellon). GEM's address is 4005 Kennett Pike, Suite 250, Greenville, DE 19807.

         Although Mellon and GEM have no reason to believe that the above-named nominees will not serve if elected, Mellon reserves the right to substitute any of the above-named nominees, prior to the 2005 Annual Meeting of Stockholders, with another nominee of Mellon's choosing that possesses the requisite qualifications pursuant to the Fund's By-Laws. In that event, Mellon will provide notice to you as soon as practicable.

         Mellon reserves the right to increase the number of nominees it proposes in the event that more than two (2) directors will be elected at the Fund's 2005 Annual Meeting of Stockholders.

         Enclosed are executed letters from each of the above nominees consenting to being nominated for election as a Director of the Fund and to serving as a director of the Fund if elected at such meeting.

         Please be advised that GEM approves and supports the nominations of Messrs. Reid and Russell as indicated by its signature below. Mellon has entered into an Indemnification Agreement with City of London Investment Management Company Limited ("CLIM"), GEM's investment manager, pursuant to which CLIM has agreed to indemnify Mellon in connection with this matter.

         If any further information is required concerning any of Mellon's nominees, please do not hesitate to contact us.


                                                   Sincerely,
                                                   MELLON TRUST OF DELAWARE NA
                                                   TTEE, EMERGING MARKETS
                                                   COUNTRY FUND


                                                   By:  /s/ Donna Owens
                                                        ------------------------
                                                   Name:    Donna Owens
                                                   Title:   First Vice President



EMERGING MARKETS COUNTRY FUND


By:  /s/ Barry M. Olliff
     ------------------------
Name:    Barry M. Olliff
Title:   Director

                                     ANNEX A
                               NOMINEE INFORMATION


TIMONTHY ROY HENRY KIMBER

Age:  68

Business Address:  Newton Hall nr Carnforth, Lancashire, England

Residence Address:  As above

Principal Occupation During the Past Five Years: Financial Consultant, Kimber & Associates (1988 to present)

Current Directorships: Dartmoor Investment Trust plc, INVESCO Japan Discovery Trust plc, Taiwan Opportunities Fund Ltd, Exeter Selective Assets Investment Trust plc, New Zealand Investment Trust plc, Adam & Company Investment Management Ltd, Border Asset Management, Kimber & Associates, Noble Group Ltd

Other Information:

         Mr. Kimber will not receive any compensation from Mellon or GEM for his services as a director of the Fund.

         Mr. Kimber is not adverse to the Fund or any of its subsidiaries in any material pending legal proceedings.

         Mr. Kimber is not an interested person of the Fund as defined in the Investment Company Act of 1940, as amended.

         Mr. Kimber does not have any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party.

         Mr. Kimber has not been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years. During the past five years, Mr. Kimber has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

         Mr. Kimber is not, and in the past year he has not been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

         Mr. Kimber does not beneficially own any shares of Common Stock of the Fund. The dollar range of equity securities beneficially owned by Mr. Kimber in the Fund and in all registered investment companies to be overseen by Mr. Kimber within the Fund's family of investment companies as of the date hereof is none.

         Mr. Kimber (a) is completely independent from GEM and its affiliates,
(b) does not receive any compensation from GEM or its affiliates, (c) does not have an equity interest in GEM or its affiliates, and (d) has been nominated to serve the interests of the stockholders of the Fund (not the interests of GEM or its affiliates).


DONALD WILLIAM HENRY MCCOWAN

Age: 68

Business Address:  PO Box 197, Metamora MI 48455, USA

Residence Address:  5520 Gardener Road, Metamora MI 48455, USA

Principal Occupation During the Past Five Years: Managing Director, Metamora Multi Managers LLC (1995 to present)

Current Directorships:  N/A

Other Information:

         Mr. McCowan will not receive any compensation from Mellon or GEM for his services as a director of the Fund.

         Mr. McCowan is not adverse to the Fund or any of its subsidiaries in any material pending legal proceedings.

         Mr. McCowan is not an interested person of the Fund as defined in the Investment Company Act of 1940, as amended.

         Mr. McCowan does not have any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party.

         Mr. McCowan has not been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years. During the past five years, Mr. McCowan has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

         Mr. McCowan is not, and in the past year he has not been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

         Mr. McCowan does not beneficially own any shares of Common Stock of the Fund. The dollar range of equity securities beneficially owned by Mr. McCowan in the Fund and in all registered investment companies to be overseen by Mr. McCowan within the Fund's family of investment companies as of the date hereof is none.

         Mr. McCowan (a) is completely independent from GEM and its affiliates,
(b) does not receive any compensation from GEM or its affiliates, (c) does not have an equity interest in GEM or its affiliates, and (d) has been nominated to serve the interests of the stockholders of the Fund (not the interests of GEM or its affiliates).

                            DIRECTOR NOMINEE CONSENT



The Korea Fund, Inc.
345 Park Avenue
New York, NY  10154
Attention:  Secretary



The undersigned understands that City of London Investment Management Company Limited and City of London Investment Group plc (collectively, "CLI") have informed The Korea Fund, Inc. (the "Company") that CLI intends to recommend for nomination the undersigned for election to the Board of Directors of the Company at its 2005 annual meeting of its stockholders of the Company.

The undersigned hereby consents to being named as a nominee in a proxy statement for the Company's next annual meeting of stockholders and to serve as a director of the Company if elected.


/s/ TIMONTHY ROY HENRY KIMBER
--------------------------------
Name:  TIMONTHY ROY HENRY KIMBER


April 26, 2005

                            DIRECTOR NOMINEE CONSENT



The Korea Fund, Inc.
345 Park Avenue
New York, NY  10154
Attention:  Secretary



The undersigned understands that City of London Investment Management Company Limited and City of London Investment Group plc (collectively, "CLI") have informed The Korea Fund, Inc. (the "Company") that CLI intends to recommend for nomination the undersigned for election to the Board of Directors of the Company at its 2005 annual meeting of its stockholders of the Company.

The undersigned hereby consents to being named as a nominee in a proxy statement for the Company's next annual meeting of stockholders and to serve as a director of the Company if elected.


/s/ DONALD WILLIAM HENRY MCCOWAN
-----------------------------------
Name:  DONALD WILLIAM HENRY MCCOWAN


April 26, 2005